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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment Number 1 to the Registration Statement (Form S-2) and related Prospectus of Midwest Medical Insurance Holding Company and Subsidiaries and to the incorporation by reference therein of our report dated February 2, 2001, with respect to the consolidated financial statements and schedules of Midwest Medical Insurance Holding Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP


Minneapolis, Minnesota
April 27, 2001